June 4th, 2003

Miss K. Danforth

Tiempo

1602 – 14th Street, S.W.

Calgary, Alberta

Dear Miss Danforth:

Your existing lease option expires on July 31, 2003.

We would be willing to offer you a three-year lease with a two-year option.

We respectfully suggest that the rent per square foot for the new lease be $17.00 per square foot, plus G.S.T.

We await your reply and hope that you do not find this increase unmanageable.

Yours truly,

/s/ E. Condon

Miss E. Condon

/s/ Kimberley Danforth

ACKNOWLEDGED AND ACCEPTED

TIEMPO DE MEXICO LTD.

624 – 17th Ave

Calgary, AB T2P 3M7

Telephone:  (403) 541-9200

Fax:

         (403) 541-9203

June 9, 1998

Condon Properties Ltd.

1609 – 14th Street S.W.,

Calgary, AB

Attention:

Miss E. Condon

This letter is in addition and pursuant to our letter dated June 9, 1998, setting out the terms of our offer to lease.

There will be an option to renew for 2 years at a rate of $15.00 per square foot and a further option to renew for a period of five years at a rate to be negotiated at renewal.

We will not require access for unloading through the C.I.B.C. lunchroom as we expect to have the unloading facilities included in the renovation of the space.

We are amenable to accommodating the Landlord by using the washroom facilities until the 1,008 sq. ft. of back space containing the washroom facilities is leased or secured and will be responsible for due care and cleanliness of the washroom.  We will not take responsibility for the cleanliness of the back space and would expect that the Landlord will ensure that the area is kept clean as our customers may need to access the washroom.

/s/ Kimberley Danforth

Tiempo de Mexico Ltd.

TIEMPO DE MEXICO LTD.

624 – 17th Ave

Calgary, AB T2P 3M7

Telephone:  (403) 541-9200

Fax:

         (403) 541-9203

June 9, 1998

Condon Properties Ltd.

1609 – 14th Street S.W.,

Calgary, AB

Attention:

Miss E. Condon

Dear Miss Condon:

Re:

Leasing 1601-14th St. S.W.

We are prepared to lease the above premises on the following terms:

1.

A 3-year lease at a rate of $13.00 per sq. ft. for year one, $13.00 per sq. ft for year two, and $14.00 per sq. ft for year three.

2.

The area is 2,984 sq. ft. which area does not include the vault.

3.

45 days free rent commencing June 15, 1998 until July 30, 1998.

4.

The tenant will give 3 months rent as deposit – that being the first month and the last two months of the three year lease.

5.

The tenant shall pay for all leasehold improvements with the exception of the exterior door.

6.

Over and above the rent, and only as directly attributable to the premises (by square footage), the Tenant is responsible for utilities to be paid to the City of Calgary; a monthly amount to the Landlord for air conditioning; gas garbage and property tax escalation (base year 1998).  These charges will begin with possession.

7.

The tenant is responsible for contents insurance, liability insurance of at least $1 million, glass replacement, janitorial service, and parking.

8.

The existing band signs are to be used gratis.  Stylized fascia is to be approved in writing by the Landlord prior to ordering.  Any damages to the band signs are to be the responsibility of the Tenant.

9.

Plans for renovations are to be approved in writing by the Landlord, such approval not to be unreasonably withheld, prior to commencement of work.

10.

The Tenant shall rent the space on an as is basis as viewed on June 1, 1998 and any removed materials shall be removed a the cost of the Tenant and shall be retained by the Tenant as an offset to the costs of renovations.

Full details and oversights shall appear in the lease to be prepared by the Landlord.

Yours truly,

/s/ Kimberley Danforth

Tiempo de Mexico Ltd.

ACKNOWLEDGED AND ACCEPTED

/s/ E. Condon

Condon Properties Ltd.

THIS INDENTURE

Made the Eleventh day of June in the year of our Lord one thousand nine hundred and Ninety-eight.

Between

Condon Properties Ltd.

hereinafter called the Lessor of the  FIRST PART: and

Teimpo De Mexico Ltd.

hereinafter called the Lessee of the SECOND PART

Witnesseth that in consideration of the yearly Rents, Covenants and Conditions hereinafter respectively reserved and contained by the said Lessee, to be respectively paid, observed and performed, the said Lessor HATH demised and LEASED, and by these presents DOTH demise and LEASE unto the said Lessee

A shop located at 1601 – 14th Street, S.W.,

Calgary, Alberta.  T3C 1E3

Together with all the rights, members and appurtenances whatsoever to the said premises belonging or appertaining:  TO HAVE AND TO HOLD the said hereby demised premises, with their appurtenances, unto the said Lessee

Will carry on the business of a retail shop, importing and selling goods of a household nature.

for the term of Three (3) years to be computed from the First day of August one thousand nine hundred and ninety eight until the Thirty-first day of July two thousand and one.

Yielding and Paying therefore, unto the said Lessor Condon Properties Ltd.   the clear annual rent or sum of Thirty-eight thousand seven hundred ninety-two dollars for year one and two and Forty-one thousand seven hundred seventy six for year 3 plus G.S.T.

Of lawful money of Canada, in even portions, of $  monthly in advance on the First day of each and every month during the continuance of the said term without any deductions, defalcation or abatement whatsoever; THE first payment to be made on the August day of Eight-eight.

The Lessor hereby acknowledges receipt of payment in the amount of 3 months rent including G.S.T. for the first month and last two months of the lease term.

And the said Lessee hereby COVENANTS with the said Lessor TO pay rent, and that he will at all times during the continuance of the lease keep and at the termination thereof yield up the said premises in good and tenantable repair, accidents and damage to buildings from fire, storm and tempest or other casualty and reasonable wear and tear excepted; AND that the Lessor may, by himself or his agents enter upon the demised lands and view the state of repair thereof, and may serve upon the Lessee or leave at his last or usual place of abode, or upon the demised land, a Notice in writing of any defect, requiring him within a time to be therein mentioned to repair the same, in so far as the tenant is bound to do so; AND will not assign or sub-let without leave; AND will not carry on any business that shall be deemed a nuisance on the said premises or by which the insurance on the said Premises will be increased.

All rental payments are to be paid to the Lessor at 1609-14th Street, S.W., Calgary.

Without prejudice to the generality of the foregoing covenant to repair the Lessee hereby covenants and agrees to protect all pipes and plumbing in and upon the premises hereby leased against frost and in the event of any damage being done to the pipes and plumbing to immediately repair same in a manner satisfactory to the Lessor and in the event of the Lessee failing to repair in terms of this covenant the Lessor may forthwith have the necessary repair work done and the Lessee covenants to pay forthwith to the Lessor the cost thereof and in the event of the Lessee failing to pay same on demand that the Lessor may add same to the rent and recover by all the remedies available to the Lessor for the recovery of rent to the same extent and effect as if the said cost of repair were in effect rent.

And the said Lessee COVENANTS to pay the rates and taxes City of Calgary business taxes and utilities applicable to the shop, as well as the monthly installment billed annually by the Lessor.

The Lessor’s annual billing for the property tax escalation with a base year 1998, paid monthly.

And Also that if the term hereby granted shall be at any time seized or taken in execution or in attachment, by any creditor of the said Lessee, or if the said Lessee shall make any assignment for the benefit of creditors, or becoming bankrupt or insolvent shall take the benefit of any Act that may be in force for bankrupt or insolvent debtors, the then current Month’s rent together with the lease shall immediately become due and payable and the term hereby granted shall at the option of the Lessor become forfeited and void.

And it is hereby declared and agreed that in case the premises hereby demised or any part thereof shall at any time during the term hereby granted be burned  down or damaged by fire, lightening or tempest, so as to render the same unfit for the purposes of the said Lessee then and so often as the same shall happen the rent hereby reserved, or a proportionate part thereof, according to the nature and extent of the injury sustained and all remedies for recovering the same, shall be suspended and abated, until the said premises shall have been rebuilt or made fit for the purpose of the said Lessee, and the said Lessee shall be entitled to be repaid by the Lessor any rent paid in advance at such time and not yet due, or a proportionate part thereof.

And that the said Lessor and Lessee shall have the right, in the event of such destruction or partial destruction, as aforesaid, to declare the said term to be forthwith terminated, and in such event rent shall be payable up to the time of such loss.

Provided  always, and it is expressly agreed, that if the rent hereby reserved, or any part thereof, shall be unpaid for fifteen days after any of the days on which the same ought to have been paid (although no formal demand shall have been made thereof) or in case of the breach or non-performance of any of the covenants and agreements herein contained on the part of the said Lessee, his executors, administrators or  assigns, then and, in either of such cases, it shall be lawful for the said Lessor, his heirs, executors, administrators or assigns at any time thereafter, into and upon the said demised premises, or any part thereof, in the name of the whole to re-enter and the same to have again, repossess and enjoy as of his or their former state, anything herein contained to the contrary notwithstanding.

The said Lessor COVENANTS with the said LESSEE for quiet enjoyment.

And it is further agreed by and between the Lessor and Lessee that the terms LESSOR and LESSEE as herein used shall include the feminine and plural and a body corporate where required by the content, and that these presents and everything herein contained shall enure to the benefit of and be binding on the parties hereto, their heirs, executors, administrators and assigns respectively.

The majority of the terms of agreement are set out in the two letters dated June 9th, 1998 from Tiempo De Mexico to Condon Properties Ltd., such terms to be incorporated herein and form apart hereto.

Additionally, the windows must be cleaned regularly at the expense of the Lessee.  The sidewalks must be kept free, clean and clear by the Lessee.

In Witness Whereof, the said parties have hereunto set their bands and seals the day and year first above written.

Signed, Sealed and Delivered

/s/ E. Condon

In the presence of

Lessor

/s/ Kimberley Danforth

Lessee

Form B (Section 5)

Affidavit

(Insert full

names of parties,

state, occupation)

I, __________________________ of ______________________ in the Province of __________________________make oath and say:

1.

THAT I am the Lessor (or the duly appointed agent acting under the power of attorney in my favour dated the _______ day of ____________ A.D. 19___ granted by the Lessor, named in the within (or annexed) instrument

2.

THAT I am (or my principal is) not married.

OR

THAT neither myself nor my spouse (or my principal or his spouse) has resided on the within mentioned land at any time since our (or their) marriage.

THAT a judgment for damages was obtained against me by my spouse (or my principal by his spouse) and registered in the Land Titles Office as No. _________dated the ________ day of ________19____.

3.

THAT the land on which the house occupied by me as my residence in Alberta is situated:

SWORN before me at _____________________

In the Province of ________________________           ______________________

This ______ day of __________ A.D. 19______

_______________________________

(A Commissioner, etc. (or as the case may be)

          Canada

I

Province of Alberta

of the

                    To Wit:

in the Province of Alberta                  make oath and say:

1.

That I was personally present and did see ____ named in the within Instrument, who _______ personally known to me to be the person named therein, duly sign and execute the same for the purposes named therein.

2.

That the same was executed at the _____of ______ in the  ______ and that I am a subscribing witness thereto.

3.

That I know the said  _____ and  _______ in my belief  of the full age of eighteen years.

SWORN before me at the

of

in the Province of Alberta

this ____ day of

A.D.19__

A __________________

In and for the Province of Alberta

Form A (Section 5)

Consent of Spouse

I, ______________________________________ being married to the above named _______________________________________ do hereby give my consent to the disposition of our homestead, made in this (or annexed) instrument, and I have executed this document for the purpose of giving up my life estate and other dower rights in the said property given to me by THE DOWER ACT, 1948, to the extent necessary to give effect to the said disposition.

______________________________

Signature of Spouse

Form C (Section 6)

Certificate of Acknowledgment by Spouse

1.

THIS document was acknowledged before me by _____________________ apart from her husband (or his wife.)

2.

__________________________ acknowledged to me  that she (or he).

(a)

Is aware of the nature of the disposition (or agreement);

(b)

Is aware that THE DOWER ACT, 1948, gives her (or him) a life estate in the homestead and the right to prevent disposition of the homestead by withholding consent:

(c)

consents to the disposition (or agreement) for the purpose of giving up the life estate and other dower rights in the homestead given to her (or him) by THE DOWER ACT, 1948, to the extent necessary to give effect to the said disposition (or agreement);

(d)

 is executing the document freely and voluntarily without any compulsion or the part of her husband (or his wife).

Dated at __________________________, in the Province of ______________________

this _________________ day of ______________ A.D. 19____

________________________________

(Title of Officiating Officer)